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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 23, 1999

                         TRANSFORMATION PROCESSING INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



          Nevada                       0-23903                 95-4583945
          ------                       -------                 ----------
(State or Other Jurisdiction   (Commission File Number)        IRS Employer
     of Incorporation)                                    Identification Number)


          5500 Explorer Drive, Suite 2000, Mississauga, Ontario L4W 5C7
          -------------------------------------------------------------
               (Address of principal executive offices)(Zip Code)


                                 (905) 206-1366
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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Item 3.  BANKRUPTCY OR RECEIVERSHIP

         On August 23, 1999, Transformation Processing Inc., a Nevada corporation (the "Registrant") filed a Notice of Intent to seek Reorganization under the Bankruptcy and Insolvency Act of Canada today. The Company is seeking protection from its creditors pending a plan of reorganization. The Company will present a proposal of reorganization within thirty days and will seek creditor approval of the plan. If the proposal is rejected by the Company's creditors, the Company will be liquidated. A copy of the press release announcing the filing is attached.














                                       -2-
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      Transformation Processing Inc.
                                      Registrant




Dated: August 30, 1999                By: /s/ Paul Mighton
                                          -----------------------------------
                                          Paul Mighton, President




















                                      -3-
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TRANSFORMATION PROCESSING INC. FILES FOR BANKRUPTCY PROTECTION

         August 23, 1999, Mississauga, Ontario - Transformation Processing Inc. (OTCBB: TPII) announced that it had filed a Notice of Intent to seek Reorganization under the Bankruptcy and Insolvency Act of Canada today. The Company is seeking protection from its creditors pending a plan of reorganization. The Company will present a proposal of reorganization within thirty days and will seek creditor approval of the plan. If the proposal is rejected by the Company's creditors, the Company will be liquidated.